                                                                  EXHIBIT (a)(2)


                                STATE OF DELAWARE

                CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST


Pursuant to Title 12, Section 3810(b) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Amendment:


1.     Name of Business Trust:  CT&T Funds

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

       Article I is hereby amended to read as follows:

                "1.  Name:  The name of the business trust is Alleghany Funds."
                     ----

3. This Certificate of Amendment shall be effective upon filing with the Delaware Secretary of State.

       IT WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 25th day of February, 1998.


                                               By:  /s/STUART D. BILTON
                                                    Stuart D. Bilton, Trustee